Exhibit 99.1

Mawson Infrastructure Group Inc. announces purchase of 4,000 latest generation Canaan and MicroBT ASIC bitcoin miners

Latest generation ASIC bitcoin miners to be delivered in late 2021

Sydney, Australia — October 20th, 2021 — Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson”), a digital infrastructure provider, is pleased to announce it has added to its mining fleet, purchasing 4,000 of the latest generation ASIC bitcoin miners.

Mawson has purchased 2,000 MicroBT M30S and 2,000 Canaan Avalon A1166/1246 bitcoin miners which will be delivered and operational in Q4 2021. As a result of these deliveries, Mawson is expected to have 3.35EH online by Q2 2022, up from 3EH, representing an anticipated 11.7% increase in operational capacity.

James Manning, CEO and Founder of Mawson, said, “With the scale up of our existing facility in Georgia this year well underway, combined with securing our new facility in Pennsylvania, our team has been able to focus on securing additional bitcoin mining hardware for deployment. This reflects our “infrastructure first” approach to deployment where the Mawson team have been securing long duration, sustainable energy facilities. Our recent capital raising and transition to Nasdaq is expected to help support our growth and help us achieve our goal of being amongst the largest Nasdaq listed bitcoin miners in 2022/2023. This purchase of 4000 latest generation ASIC bitcoin miners moves us closer to our corporate target of 5EH online by early 2023. We look forward to updating stockholders on our US and Australian facilities in greater detail in due course.”

##

About Mawson Infrastructure

Mawson Infrastructure is a digital infrastructure provider, with diversified operations across Cryptocurrency Mining and Digital Asset Management. Headquartered in Sydney, Australia and operating in select locations in the USA and Australia, Mawson Infrastructure’s mission is to build a bridge between the rapidly emerging digital asset industry and traditional capital markets, with a strong focus on stockholder returns. Mawson matches energy infrastructure with next-generation mobile data centre solutions, enabling the proliferation of blockchain technology.

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the delay in receiving miners, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 1, 2021 and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com